UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

EMPIRE STATE REALTY OP, L.P.

(Exact name of registrant as specified in its governing instruments)

Delaware	001-36106	45-4685158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place 60 East 42nd Street New York, New York		10165
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 953-0888

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 7, 2013, Empire State Realty Trust, Inc. (the “Company”), the general partner in Empire State Realty OP, L.P. (the “Operating Partnership”), completed its initial public offering of 82,225,000 shares of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”) at a public offering price of $13.00 per share, which includes the exercise in full of the underwriters’ option to purchase up to 10,725,000 shares of Class A Common Stock (the “Initial Public Offering”). In connection with the Initial Public Offering and certain formation transactions, the Company and the Operating Partnership entered into a Tax Protection Agreement among Empire State Realty Trust, Inc., Empire State Realty OP, L.P., and the parties named therein dated as of October 7, 2013.

For a description of this agreement, see the Company’s and the Operating Partnership’s registration statement on Form S-4 originally filed by the Operating Partnership with the Securities and Exchange Commission on February 13, 2012 (Registration No. 333-179486), as amended (“S-4 Registration Statement”), including any form of prospectus contained therein filed by the Company pursuant to Rule 424 under the Securities Act of 1933, as amended.

The information set forth in Item 2.03 is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Concurrently with the closing of the Initial Public Offering, on October 7, 2013, the Company and the Operating Partnership entered into a Secured Revolving and Term Credit Facility among the Company, the Operating Partnership, ESRT Empire State Building, L.L.C., the subsidiaries of the Operating Partnership from time to time party thereto, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA and the other lenders party thereto. Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as joint lead arranger; Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, acted as administrative agent; and Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co., acted as syndication agent and joint lead arranger, with respect to the revolving credit and term loan facilities, which are collectively referred to herein as the “secured revolving and term credit facility”. The secured revolving and term credit facility is comprised of a term loan A and a term loan B, which are referred to herein as the “term loan”, with an aggregate original principal balance of $300.0 million, and a revolving credit facility, which is referred to herein as the “revolving credit facility”, in the maximum original principal amount of the difference between $800.0 million and the original balance under the term loan. The secured revolving and term credit facility contains an accordion feature that would allow the Operating Partnership to increase the maximum aggregate principal amount to $1.25 billion under specified circumstances.

The Company and certain of the Operating Partnership’s subsidiaries are guarantors of the secured revolving and term credit facility and have pledged specified equity interests in the Operating Partnership’s subsidiaries as collateral for the Operating Partnership’s obligations under the secured revolving and term credit facility (collectively, the guarantors are referred to herein as the “loan parties”).

Availability. The amount available to the Operating Partnership under the secured revolving and term credit facility is based on adjusted net operating income from all of the borrowing base properties and subject to parameters that reference a minimum debt service coverage ratio and an assumed amortization term and interest rate.

Interest. Amounts outstanding under the term loan bear interest at a floating rate equal to, at the Operating Partnership’s election, (x) a Eurodollar rate, plus a spread that the Operating Partnership expects will range from 1.00% to 2.00% depending upon its leverage ratio and credit rating; or (y) a base rate, plus a spread that the Operating Partnership expects will range from 0.00% to 1.00% depending upon its leverage ratio and credit rating. Amounts outstanding under the revolving credit facility will bear interest at a floating rate equal to, at the Operating Partnership’s election, (x) a Eurodollar rate, plus a spread that the Operating Partnership expects will range from 0.925% to 1.70% depending upon its leverage ratio and credit rating; or (y) a base rate, plus a spread that the Operating Partnership expects will range from 0.00% to 0.70% depending upon its leverage ratio and credit rating. In addition, the revolving credit facility permits the Operating Partnership to borrow at competitive bid rates determined in accordance with the procedures described in the revolving credit facility.

Fees. The Operating Partnership will also pay certain customary fees and expense reimbursements.

Maturity. The term loan has a term of five years and the revolving credit facility will have an initial term of four years. The Operating Partnership has the option to extend the initial term of the revolving credit facility for an additional one-year period, subject to certain conditions, including the payment of an extension fee equal to 0.20% of the then-outstanding commitments under the revolving credit facility.

Financial Covenants. The secured revolving and term credit facility includes the following financial covenants: (i) maximum leverage ratio of total indebtedness to total asset value of the loan parties and their consolidated subsidiaries will not exceed 60%, (ii) consolidated secured indebtedness (excluding the secured revolving and term credit facility) will not exceed 40% of total asset value, (iii) tangible net worth will not be less than the sum of 80% of tangible net worth at the closing of the secured revolving and term credit facility plus 75% of net equity proceeds received by the Operating Partnership after the closing date (other than proceeds received by us in connection with any dividend reinvestment program), (iv) adjusted EBITDA (as defined in the secured revolving and term credit facility ) to consolidated fixed charges will not be less than 1.50x, (v) consolidated variable rate debt will not exceed 25% of total asset value and (vi) consolidated secured recourse indebtedness (excluding the secured revolving and term credit facility) will not exceed 10% of total asset value. Subject to certain customary exceptions and excluding dividends and distributions payable solely in the Company’s common stock, we will be restricted from paying dividends or other distributions in excess of the greater of (x) 95% of funds from operations (as defined in the commitment letter) and (y) the amount of dividends and other distributions the Company is required to pay in order to maintain its qualification as a real estate investment trust and (other than during an event of default) to avoid the payment of federal or state income or excise tax; provided, that if certain events of default exist, the Company may be precluded from paying any dividends or other distributions.

Other Covenants. In addition, the secured revolving and term credit facility contains customary covenants, including limitations on liens, investment, debt, fundamental changes, and transactions with affiliates, and will require certain customary financial reports.

Events of Default. The secured revolving and term credit facility contains customary events of default (subject in certain cases to specified cure periods), including but not limited to non-payment, breach of covenants, representations or warranties, cross defaults, bankruptcy or other insolvency events, judgments, ERISA events, invalidity of loan documents, loss of real estate investment trust qualification, and occurrence of a change of control (defined in the definitive documentation for the secured revolving and term credit facility).

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2013, the Company and the limited partners referred to therein entered into the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

For a description of this agreement, see the S-4 Registration Statement, including any form of prospectus contained therein filed by the Operating Partnership pursuant to Rule 424 under the Securities Act of 1933, as amended.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Agreement of Limited Partnership of Empire State Realty OP, L.P., dated October 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY OP, L.P.
By: Empire State Realty Trust, Inc., as general partner

October 7, 2013	By:	/s/ David A. Karp
Name: David A. Karp
Title: Executive Vice President, Chief Financial Officer and Treasurer